EXHIBIT 21.01

                           SUBSIDIARIES OF REGISTRANT


     NAME                                            STATE OF INCORPORATION
     ----                                            ----------------------

     Diva Acquisition Corp.                               Delaware
     Steven Madden Retail, Inc.                           Delaware
     Adesso-Madden, Inc.                                  Delaware